[Confidential treatment is being sought for certain portions of this Exhibit, as indicated by a "[*]" symbol and footnoted as "omitted pursuant to Rule 406." Such omitted portions have been filed with the Securities and Exchange Commission.]

                                                                   EXHIBIT 10.30

                             SPONSORSHIP AGREEMENT

     This Agreement is entered into as of this 10 day of March 2000 by and between Prolong Super Lubricants, Inc., a Nevada corporation, (hereinafter referred to as "Prolong", with a principal office at 6 Thomas, Irvine, CA, 92618, and Galles/ECR Racing, LLC, with a principal office at 1300 Lomas Blvd., NE, Albuquerque, NM 87102 (hereinafter "Galles/ECR").

     WHEREAS, Galles/ECR represents that it owns sufficient equipment and has retained all necessary personnel to enter a Indy Racing League (IRL) race vehicle in and compete in all such 2000 events.

     WHEREAS, Sponsor is engaged in the business of formulating, producing and selling lubricants and car care appearance products, which Galles/ECR intends to use in its race vehicles.

     WHEREAS, the parties desire to enter into an agreement under which Prolong will agree to provide support for race vehicles owned by Galles/ECR and an affiliated race Galles/ECR in 2000 racing events.

1.   Sponsorship.  Galles/ECR hereby grants Prolong an associate sponsorship and
     -----------
     promotional rights for the Driver, subject to Prolong getting approval from Driver's attorney, Galles/ECR, race cars and support vehicles, all as more fully provided in this Agreement.

2.   Racing Obligations.  Galles/ECR represents and warrants that it owns
     ------------------
     sufficient equipment, has retained or will retain the services of personnel to perform and hereby covenants to perform the following racing responsibilities:

     a) Galles/ECR shall own and make available one or more race vehicles to compete in the Racing Events herein defined, and shall provide garage, repair and storage facilities for the Race Car.

     b) Galles/ECR shall provide all parts, accessories, equipment, trailers and transporters necessary to enter all Racing Events, and shall service, maintain and repair the Race Cars so that they are in good condition and repair suitable for use in all Races.

     c) Galles/ECR will retain the services, for all Racing Events throughout the term of this Agreement, personnel necessary to enter all Races.

     d) Galles/ECR will carry Prolong advertising prominently displayed on the competitive vehicle mentioned in the first paragraph of this Agreement. Three (3) decals shall be

                                                                   Exhibit 10.30

     displayed on the vehicle; one (1) on the nose of the vehicle and one (1) on each side of the vehicle on the mirrors (Dimensions and location of race car decals are a follows: Nose 4 1/4" by 1 1/2"; Mirrors, both sides 3 1/2" by 1 1/2".) Prolong patches will be worn by the driver, the team members, and the crew on the fire suits and crew shirts in lower center "back" in Prolong graphics and colors (dimensions as provided by Prolong). Prolong identification will be displayed on both sides of the vehicle transporter (dimensions 30" by 8") and on the scoring stand (dimensions 12" x 3"). Prolong will supply patches and decals to Galles/ECR. All dimensions are approximate. Should it elect to do so, Prolong reserves the right to allocate a portion of its signage space to another entity, providing prior approval by Galles/ECR.

     e) Galles/ECR shall provide crew and driver uniforms which feature Prolong identification and shall require the Driver and all crew members to wear such uniforms during all races, and during qualifying and practice runs on Saturdays and Sundays of race weekends. No identification or logos shall appear on the Driver or crew uniforms that conflict with Prolong Super Lubricants. For the year 2000, Prolong will be placed on the Driver and crew uniforms.

     f) Galles/ECR shall enter, use their best efforts to qualify in and race the Race Car in each 2000 Racing Event.

3.   Promotional Responsibilities of Galles/ECR.  Galles/ECR and its employees
     ------------------------------------------
     shall provide the following promotional services for Prolong.

     a) All appearances by the Driver, Al Unser, Jr., on behalf of Prolong shall be subject to the reasonable approval of Galles/ECR, and shall be separately negotiated with Driver's attorney, and shall be consistent with and designed to preserve and foster the good name, reputation, and public image of same. All appearances shall be scheduled during normal business hours unless otherwise approved by Galles/ECR, not to exceed one hour in length and will not conflict or interfere with racing activities.

     Prolong agrees to attempt to give Galles/ECR at least 10 days prior notice of the times and places the Driver is to appear. Galles/ECR agrees to exercise its best efforts to comply with such requests and agrees not to withhold its consent to any appearance unreasonably, consistent with the Driver's travel and racing schedule.

     b) Galles/ECR shall not, during the term of this Agreement, endorse, participate in the advertising of or permit its or their names, trademarks, likenesses, logos or other identifying marks to be used in the advertising or promotion of any lubricant excluding motor oil, gearbox oil grease or parts cleaner or car care appearance products, other than that of Prolong. The Driver shall not drive any race car or wear any uniform bearing the identification of any manufacturer of lubricants or car care appearance products other than Prolong without the written consent of Prolong.

     c) The Driver and other crew members shall wear uniforms bearing Prolong identification in the winner's circle or designated winner's area at all race tracks, and Galles/ECR shall distribute hats bearing Prolong's identification (furnished by Prolong) to be worn, when appropriate, by some or all crew members and associated personnel in all such areas.

     d) Galles/ECR shall have no right to use or license to third parties any of Prolong's names, logos, trademarks or other identifying marks without the prior consent of Prolong. Prolong also agrees that Galles/ECR may use Prolong's name and trademark for the purpose of producing souvenir items that display the Galles/ECR's race vehicle.

4.   Other Sponsor Rights.  In addition to the other rights granted to Prolong,
     --------------------
     Galles/ECR hereby grants Prolong the following rights and privileges:

     a) Prolong shall have the right at no fee or compensation to Galles/ECR or others, to use the names, trademarks, photographs of and likenesses of Galles/ECR, other Galles/ECR members and the Race Car in Prolong's advertising (including print, point of purchase, radio and television) and promotional material during the term of this Agreement with the prior written approval of Galles/ECR, which consent will not be unreasonably withheld. Prolong will negotiate separately with Driver regarding his approvals. Galles/ECR warrants that it has obtained all releases and/or consents necessary for this purpose, and will make such available to Prolong upon request. Prolong may promote its sponsorship in any manner it deems proper, subject to the prior approval of Galles/ECR.

     b) During the term of this Agreement, and without payment or consideration other than the sponsorship consents to the non-exclusive use (including but not limited to reproduction, display, broadcasting, televising, publication and distribution) in any media of Galles/ECR's biographical information, photograph and any other likeness including caricatures, either in whole or in part and in any form, style, size and color selected by Prolong and approved in writing by Galles/ECR (which approval shall not be unreasonably withheld). Galles/ECR agree to respective names, biographical information, and photographs or likenesses and the name and photograph or likeness of its race vehicle may be used for the aforesaid purposes alone or in conjunction with each other and/or with sketches, cartoons, captions, films, artwork, textual matter or other photographs.

     c) During the term of this Agreement, Galles/ECR shall not endorse, participate in the advertising or promotion of, or permit its name, likeness, logo, trademark or other identifying marks to be used in the advertising or promotion of any lubricant (excluding motor oil) other than that of Prolong.

     d) Prolong will provide technical and sales training to Galles/ECR representatives, or their assigns, at a time/location of mutual convenience.

5.   Fee. In consideration for the obligations and services of Galles/ECR and
     ----
the sponsorship rights granted herein, Prolong agrees to provide a sponsorship for the year 2000 racing season as follows:

          Prolong will support Galles/ECR's racing activities with a one (1) year agreement covering 2000. The amounts and payment schedules are as follows:

          A.   2000 - $[*] Product/Cash

               1) $[*] in Prolong Product (Lubricant and Appearance) at current Wholesaler Distributor price.

                    . $[*] in product at current Wholesaler Distributor price to NAPA. GALLES/ECR Racing to be compensated from proceeds of sales. Payment by Prolong to Galles/ECR to be made on or before June 1, 2000.

                    . $[*] in additional product at current Prolong Wholesaler Distributor price to be ordered on or before October 1, 2000. This allotment may be diverted to sale by NAPA, at the option of Galles/ECR (if diverted to sale, cash to be received by Galles by October 1,
                         2000).

               2)   $[*] in cash to be paid on or before July 1, 2000.

          B. Prolong will pursue additional funding for Galles/ECR through a phone card program and a collector Galles/ECR race car program to sponsors and their normal customer base.

               1) Bonus -- When Prolong funds raised from the sale of the Prolong/Galles/ECR/AUJ collectable phone card exceed
                    $[*] Prolong will further compensate Galles/ECR Racing an additional $[*] Prolong to provide accounting records of these sales quarterly. Prolong shall grant to Galles/ECR the right to audit these sales. This section shall survive the termination of this Agreement.

          C. Prolong agrees to the sale of additional product to Galles/ECR or its affiliates at current Wholesaler Distributor (WD) pricing.

          D. Any re-sale of Prolong products by Galles/ECR must adhere to applicable Prolong Manufacturers Advertised Pricing (MAP).

     In the event Galles/ECR should fail to enter a scheduled sanctioned event during the contract period, other than due to circumstances beyond the Control of Galles/ECR, Prolong shall be entitled to a refund of a pro rata portion of the applicable year's sponsorship fee for each race missed, based upon the number of scheduled sanctioned events for the applicable year.

6.   Products.  Upon request of Galles/ECR and at no charge, Prolong shall
     --------
     provide Galles/ECR with Prolong products as necessary for use in the Racing Events. Galles/ECR agrees that no lubricant, excluding motor oil, gearbox oil, grease or parts cleaner, other than Prolong shall be used in Galles/ECR's race cars during the term of this Agreement as long as the Prolong product is technically capable for the application. Products shall be inclusive of the full line of Prolong products, as requested, in quantities as mutually agreed by Prolong and Galles/ECR.

7.   Term and Option to Renew.  The term of this Agreement shall commence upon
     ------------------------
     the date hereof and shall continue in effect through December 31, 2000, unless earlier terminated as hereafter provided.

     Prolong shall be given the first right of refusal to sponsor Galles/ECR, the Race Car for the year 2001 season, on similar terms and conditions, the fee to be reasonably negotiated.

8.   Sole Risk.  Galles/ECR acknowledges and agrees that race cars entered in
     ---------
     any Race by Galles/ECR shall be entered for Galles/ECR's sole account and risk. Neither Galles/ECR nor its Driver, mechanics, crew, other employees or shareholders shall make any claim against Prolong for salary or other payment except as specifically provided herein.

     Galles/ECR shall obtain from its Driver and other employees appropriate releases in form acceptable to Prolong absolving Galles/ECR and Prolong and their subsidiaries, affiliates, officers, employees and shareholders of all liability for damages, injury or death suffered by the Driver or other employees as a result of or arising out of racing related activities.

9.   Liabilities and Indemnity.  Galles/ECR shall be solely responsible for all
     -------------------------
     claims and liabilities, of whatever kind, arising out of or incidental to its racing activities, including but not limited to, claims for personal injury and property damage of Galles/ECR, its Driver, Galles/ECR's employees, spectators, other racing teams and other third parties.

     Galles/ECR further agrees to defend, indemnify, and save Prolong, its officers, directors, agents and employees harmless from and against any and all claims, actions, suits, judgments, cost and fees, including reasonable attorney's fees, which arise from the acts and/or omissions of Galles/ECR, its Driver, mechanics, employees, agents, contractors or third parties under its control or which arise out of or are related to Galles/ECR's racing activities, transportation to and from Races, and all other acts or omissions of Galles/ECR and Galles/ECR's employees and agents. The indemnified claims include, but are not limited to, claims of Galles/ECR, the Driver, Galles/ECR's employees, race spectators, other racing Galles/ECRs and other third parties for personal injury, death and/or property damage.

10.  Insurance.  Galles/ECR shall obtain and keep in force a policy or policies
     ---------
     of insurance of the following types and limits to cover the Race Cars, Galles/ECR transport vehicles, and all activities of Galles/ECR, the Galles/ECR and all of the Galles/ECR's employees and agents during this
     Agreement:

     a) Collision (excluding on track) or casualty insurance covering the Race Cars and Galles/ECR transport vehicles, for their full replacement cost.

     b) Commercial general and automobile liability in combined single limits of at least $2 million.

     Such policies shall provide coverage on an occurrence basis and shall include Prolong as a named insured. No such liability insurance shall be deemed in any way to limit Galles/ECR's obligations under Paragraph 9 of this Agreement. Upon request of Prolong from time to time, Galles/ECR shall deliver satisfactory proof that such insurance is in full force and effect.

     c)   Worker's Compensation - as required by law.

11.  Compliance with Law.  Galles/ECR shall, at its sole expense, comply with
     -------------------
     all federal, state and local laws and regulations applicable to its business and racing activities contemplated hereby.

12.  Termination.  In the event of the occurrence of any of the following,
     -----------
     Prolong shall have the right to terminate this Agreement by written notice to Galles/ECR:

     a) Galles/ECR should breach this Agreement in any respect, which breach shall remain uncured for a period of 10 days following written notice thereof by Prolong.

     b) Proceedings seeking to have Galles/ECR declared bankrupt or insolvent should be brought by or against Galles/ECR, or Galles/ECR should cease doing business for any reason;

     c) Galles/ECR should fail to enter two consecutively scheduled sanctioned events, unless such failure is caused by matters beyond the reasonable control of Galles/ECR;

     Upon any such termination of the Agreement, Prolong shall be entitled upon demand to an immediate refund of any unearned portion of the sponsorship fee determined in accordance with paragraph 5

13.  Remedies of Galles/ECR.  In the event of the occurrence of any of the
     ----------------------
     following, Galles/ECR shall have the rights set forth below:

     a) If Prolong should breach this Agreement in any respect, which breach shall remain uncured for a period of ten (10) days following written notice thereof by Galles/ECR, Galles/ECR shall have the right to terminate this Agreement at any time thereafter. In addition, after any such breach but prior to termination by Galles/ECR, Prolong shall remain obligated to perform under this Agreement, but Galles/ECR shall have the right to remove Prolong's name from the car and to terminate any exhibition of Prolong's name by the Galles/ECR, until such breach is cured.

14.  Independent Contractor.  Galles/ECR's relationship to Prolong is that of an
     ----------------------
     independent contractor, and this Agreement is not intended to and shall not be deemed to create any agency, employment, partnership or joint venture relationship between the parties hereto. Galles/ECR's Driver, mechanics, and other employees are not intended to be and shall not be deemed to be employees or agents of Prolong.

15.  Notices.  Any notice required by this Agreement shall be deemed duly given
     -------
     if deposited by certified mail, postage prepaid, addressed as follows:

     If to Galles/ECR:

     Galles/ECR Racing, LLC
     1300 Lomas Blvd., NE
     Albuquerque, NM  87102
     Attn:  Mr. Rick Galles
     Manager

     If to Prolong:

     Prolong Super Lubricants, Inc.
     6 Thomas
     Irvine, CA  92618
     Attn:   Thomas C. Billstein
     Executive Vice President

16.  Entire Agreement.  This Agreement incorporates the complete and final
     ----------------
     agreement of the parties relative to the subject matter hereof, and no covenant not set forth herein shall be binding. This Agreement may not be amended or supplemented other than in writing signed by both parties hereto.

17.  Binding Effect.  This Agreement shall be binding upon and inure to the
     --------------
     benefit of the parties hereto and their respective successors and assigns; provided, however, that Galles/ECR shall have no right to assign this Agreement or delegate the performance of any duty hereunder, by operation of law or otherwise.

18.  Applicable Law.  This Agreement shall be governed by and construed in
     --------------
     accordance with the laws of the State of New Mexico.

19.  Captions.  The captions herein are inserted for convenience of reference
     --------
     only, and shall not be used in interpreting any of the terms of the Agreement.

20.  No Waiver.  Any failure or delay in exercising any right or remedy
     ---------
     hereunder shall not be deemed to be a waiver of such right or remedy or of any other right or remedy.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this 10 day of March, 2000.

WITNESS:

                                   /s/ Rhonda Baca               3-13-00
__________________________         ------------------------      ------------
                                                                      Date

ATTEST:                            GALLES/ECR RACING, LLC

                                   /s/ Andrew Vogt               3-13-00
__________________________         ------------------------      ------------
                                   Andrew Vogt                        Date
                                   Vice President

ATTEST:                            PROLONG SUPER LUBRICANTS

                                   /s/ Thomas C. Billstein       3-10-00
__________________________         ------------------------      ------------
                                   Thomas C. Billstein                Date
                                   Executive Vice President